SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: September 13, 2007

KLONDIKE STAR MINERAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

1) Effective September 13, 2007, the Company dismissed its principal accountant, Williams & Webster, P.S. The Audit Committee recommended, and the Board of Directors approved, this action on September 13, 2007. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

2) On September 13, 2007, the Company appointed PMB Helin Donovan as its principal accountant. Neither the Company nor anyone on its behalf consulted with the new accountant prior to their engagement on any matter the subject of which would be required to be reported hereunder.

3) The Company has provided the former accountant with a copy of the disclosures it is making under this Item 4.01 no later than the date on which the disclosures are filed with the Commission. The Company has requested that the former accountant furnish a letter addressed to the Commission, within ten business days of the date of filing, stating whether it agrees with the statements made by it herein, and, if not, stating the respects in which it does not agree. The Company will file any such letter received by it from the former accountant as an exhibit to this Form 8-K, or an amendment thereto, within two business days of receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                KLONDIKE STAR MINERAL CORPORATION

Date  September 14, 2007                                                                                 /s/ Hans Boge
                                                                                                                                Hans Boge, President